Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the “Company”), hereby severally constitutes and appoints Frits van Paasschen, Vasant M. Prabhu and Kenneth S. Siegel and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable and any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, as any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date indicated below.

Signature	Title	Date

/s/ Frits van Paasschen Frits van Paasschen	Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2012

/s/ Vasant M. Prabhu Vasant M. Prabhu	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 5, 2012

/s/ Alan M. Schnaid Alan M. Schnaid	Senior Vice President, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	December 5, 2012

/s/ Bruce W. Duncan Bruce W. Duncan	Chairman and Director	December 5, 2012

/s/ Adam M. Aron Adam M. Aron	Director	December 5, 2012

/s/ Charlene Barshefsky Charlene Barshefsky	Director	December 5, 2012

/s/ Thomas E. Clarke Thomas E. Clarke	Director	December 5, 2012

/s/ Clayton C. Daley, Jr. Clayton C. Daley, Jr.	Director	December 5, 2012

/s/ Lizanne Galbreath Lizanne Galbreath	Director	December 5, 2012

/s/ Eric Hippeau Eric Hippeau	Director	December 5, 2012

/s/ Stephen R. Quazzo Stephen R. Quazzo	Director	December 5, 2012

/s/ Thomas O. Ryder Thomas O. Ryder	Director	December 5, 2012